UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023 (July 25, 2023)

IMMUNE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 Aloma Ave., Suite 124, Winter Park, Florida	32792
(Address of principal executive offices)	(Zip Code)

888-391-9355
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Wilson as President

On July 25, 2023, Robert Wilson, President and director of Immune Therapeutics, Inc. d/b/a Biostax Corp. (the “Company”), delivered a letter of resignation to the Company, pursuant to which Mr. Wilson resigned as President of the Company, effective immediately. Mr. Wilson’s resignation was not the result of any material dispute or disagreement on any matter relating to the operations, policies, or practices of the Company.

Resignation of Kelly Wilson as Chief Executive Officer

On July 25, 2023, Kelly Wilson, Chief Executive Officer and Chief Operating Officer of Company, delivered a letter of resignation to the Company, pursuant to which Ms. Wilson resigned as Chief Executive Officer of the Company, effective immediately. Ms. Wilson’s resignation was not the result of any material dispute or disagreement on any matter relating to the operations, policies or practices of the Company.

Appointment of Noreen Griffin as Chief Executive Officer

On July 25, 2023, the Board of the Company appointed Noreen Griffin as Chief Executive Officer. Ms. Griffin, age 70, served as the Vice President of the Company from November 2022 to July 2023. Since November 2012, Ms. Griffin has also served as Manager of TNI Biotech International Ltd., a subsidiary of the Company. Since January 2021, Ms. Griffin has also been a director and Chief Executive Officer of Forte Animal Health Inc. From March 2012 to September 2019, Ms. Griffin, a co-founder of the Company, was Chief Executive Officer and a director of the Company. From April 2020 to September 2020, Ms. Griffin was Chief Executive Officer and President, respectively, of Cytocom, Inc. prior to its merger with Cleveland BioLabs, Inc., now known as Statera Biopharma, Inc. (OTC Expert Market: STAB), a clinical-stage biopharmaceutical company and former subsidiary of the Company. From September 2020 to April 2022, Ms. Griffin was Vice President of Business Development at Statera Biopharma, Inc. Ms. Griffin attended North Florida Community College from 1978 to 1980 and left prior to graduation in order to pursue full-time employment opportunities.

Griffin Consulting Agreement

In connection with Ms. Griffin’s appointment as Chief Executive Officer, under an executive consultant agreement between Ms. Griffin and the Company, dated August 2, 2023 (the “Griffin Consulting Agreement”), Ms. Griffin agreed to provide a minimum of 40 hours of service to the Company per week as an independent consultant in connection with her duties as Chief Executive Officer. Under the Griffin Consulting Agreement, Ms. Griffin will be paid a monthly fee of $20,834. The Griffin Consulting Agreement provided for the deferral and accrual of Ms. Griffin’s salary from the commencement of the term of the Griffin Consulting Agreement until the Company has reached a funding threshold of at least $1,000,000, at which point the entire accrued amount of Ms. Griffin’s salary, plus accrued interest at an annual interest rate of 8.50%, accruing on a monthly basis, will become due and payable. Ms. Griffin will be paid a medical insurance stipend of up to $1,200 per month to cover medical insurance premiums for Ms. Griffin and her dependents and health savings account contributions until such time that the Company can make available an alternative medical insurance plan. Ms. Griffin must be reimbursed for reasonable and necessary out-of-pocket business, entertainment, and travel expenses in connection with her duties in accordance with the Company’s expense reimbursement policies and procedures, provided that any expense above $5,000 must be first approved by the Company’s Chief Financial Officer. The Griffin Consulting Agreement also provided for indemnification of Ms. Griffin as an officer of the Company.

The initial term of the Griffin Consulting Agreement will be from August 2, 2023 to August 1, 2024 and will renew automatically for up to three additional one-year terms unless notice is given in writing 30 days prior to the end of each term. The Griffin Consulting Agreement may be terminated without cause by either party with 30 days’ written notice. The Griffin Consulting Agreement also contains customary non-disclosure and non-disparagement provisions.

The foregoing description of the Griffin Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Griffin Consulting Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

There are no arrangements or understandings between Ms. Griffin and any other persons pursuant to which she was selected as Chief Executive Officer. Ms. Griffin is the mother of Robert Wilson, a director and Vice President of the Company, and the mother-in-law of Kelly Wilson, President of the Company. Ms. Griffin is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Kelly Wilson as President

In connection with the appointment of Noreen Griffin as Chief Executive Officer, Kelly Wilson was appointed President of the Company effective July 25, 2023.

Ms. Wilson, age 52, served as Chief Executive Officer of the Company from April 2023 to July 2023, as Chief Operating Officer of the Company since August 2022, and as Interim President and Interim Chief Executive Officer of the Company from November 2022 to April 2023. From 2013 to April 2020, Ms. Wilson was the Company’s Chief Technology Officer. From September 2014 to April 2020, Ms. Wilson also served as Chief Technology and Information Officer of Cytocom, Inc. prior to its merger with Cleveland BioLabs, Inc., now known as Statera Biopharma, Inc. (OTC Expert Market: STAB), a clinical-stage biopharmaceutical company and former subsidiary of the Company. From April 2020 to April 2022, Ms. Wilson was also Director of Program and Project Management of Statera Biopharma, Inc. From May 2022 to July 2022, Ms. Wilson was Chief Operating Officer of Biostax, Inc., an immunotherapy startup. Ms. Wilson graduated with honors from the University of Central Florida with a master’s degree in systems design and a bachelor’s degree in English.

As compensation for services to be rendered to the Company by Ms. Wilson in her official capacity as President, Ms. Wilson will continue to receive compensation under her executive consulting agreement, dated November 1, 2022, as amended on April 13, 2023, and as previously disclosed on a Current Report on Form 8-K filed on April 20, 2023.

There are no arrangements or understandings between Ms. Wilson and any other persons pursuant to which she was selected as President. Ms. Wilson is married to Robert Wilson, a director and Vice President of the Company, and is the daughter-in-law of Ms. Griffin, Chief Executive Officer of the Company. Ms. Wilson is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Executive Consulting Agreement, dated July 25, 2023, between Immune Therapeutics, Inc. and Noreen Griffin
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2023	IMMUNE THERAPEUTICES, INC.

/s/ Noreen Griffin
	Name:	Noreen Griffin
	Title:	Chief Executive Officer